Exhibit 10.3

Steven Esses President and Chief Executive Officer
Arotech Corporation

1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Tel:  (800) 281-0356   Fax:  (734) 761-5368
http://www.arotech.com
Nasdaq Global Market: ARTX
Writer’s direct dial: +972-2-990-6618
Writer’s direct fax: +972-2-990-6623
Writer’s e-mail: esses@arotech.com

February 2, 2016

Admiralty Partners, Inc.
68-1052 Honoka’ope Way
Kamuela, Hawaii 96743

Attention:	Jon B. Kutler
Chairman and CEO
Re: Consulting Agreement

Gentlemen/Madams:

The following confirms our understanding with regard to the terms and conditions of your retention by Arotech Corporation (you will hereinafter be referred to as the “Consultant” and Arotech Corporation will hereinafter be referred to as the “Company”).

1.           Retention of Consultant; Scope of Duties and Services.

(a)           The Company hereby engages the Consultant and the Consultant hereby accepts such engagement and agrees to provide the Company with the such services as may be requested from time to time with the agreement of the parties hereto.

(b)           The parties hereto agree that the services to be provided by the Consultant hereunder shall be as an independent consultant, and not as employee or agent. The parties further agree that any personnel of, or retained by, the Consultant who perform services hereunder are not and shall not be deemed to employees, agents or representatives of the Company. This Agreement shall not be construed to create the relationship of principal or agent, joint venturers, co-partners or any relationship other than that of independent Consultant and client, and the existence of any such other relationship is hereby expressly denied by the Company and the Consultant. Neither the Consultant nor any of its agents, employees, or representatives shall have any power or authority to bind the Company or to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the Company.

(c)           The Consultant acknowledges and agrees that it has the sole responsibility to pay any and all taxes due on fees received by it from the Company and to pay or withhold (as appropriate) all applicable social security, income withholding and other payroll or related taxes with respect to its employees, agents and other personnel who may perform services hereunder, and the Consultant shall file or cause to be filed all tax returns and all reports and keep all records which may be required by any law or regulation of the country or countries to whose laws it is subject or any state or municipality or governmental subdivision with respect to its activities and the activities of any of personnel working for it.

2.           Term.

(a)           The term of this Agreement shall commence on and as of the date hereof and shall continue for a period of three years unless sooner terminated as hereinafter provided. Notwithstanding the foregoing, all of the rights and remedies of the parties hereto under the terms of this Agreement and in law and in equity with respect to the performance or breach of this Agreement during the term hereof shall be preserved for the applicable statute of limitations even after the termination or expiration of this Agreement.

(b)           This Agreement may be terminated by either party for “cause” immediately following written notice thereof specifying the reasons for such termination. In the event that this Agreement is terminated by the Company for cause, the Consultant shall forfeit all rights to compensation for its services hereunder.

(c)           As used in this Agreement, “cause” shall mean fraud, dishonesty, gross negligence or willful misconduct.

3.           Fees and Expenses; Record Keeping.

(a)           For all services rendered by the Consultant under this Agreement, the Company shall pay the Consultant, on an annual basis, payable quarterly in four equal payments , an amount equal to the difference between (i) the total accrued compensation, cash and stock, of Jon Kutler as a director, if he is then serving as a director of the Company during such quarter, and (ii) $125,000; provided, however, that the Company shall not be obligated to continue such payments in the event that this Agreement is terminated by the Company for cause (as defined in Section 2(c) above).

(b)           The Consultant will be reimbursed for travel and lodging and other expenses pre-approved by the CEO of the Company. This pre-approval can be in the form of an email from the CEO of the Company to the Consultant upon appropriate e-mail request from the Consultant. The Consultant shall bear and be responsible for all other costs and expenses incurred by it in performing its duties hereunder. Reimbursement for expenses any affiliate of the Consultant incurs as a function of his or her role as a director of the Company will be in accordance with the Company’s past practice with respect to its directors generally.

(c)           The Consultant shall  provide to the Company proper and adequate receipts for any expenses for which Consultant seeks reimbursement.

4.           Warranties.

The Consultant warrants that all services provided by it hereunder will be rendered in a competent and professional manner and that such services will conform in all respects to all applicable laws, rules and regulations.

5.           Confidential Information; Return of Materials; Inventions.

(a)           In the course of its retention by the Company hereunder, the Consultant will have access to, and become familiar with, “Confidential Information” (as hereinafter defined) of the Company. Except to the extent Consultant or any of its Representatives is required by law, regulation, legal process or regulatory authority to disclose any Confidential Information; provided that the Consultant shall provide notice to the Company prior to disclosing such Confidential Information, the Consultant shall at all times hereinafter maintain in the strictest confidence all such Confidential Information and shall not divulge any Confidential Information to any person, firm or corporation without the prior written consent of the Company, other than to those of its Representatives who need to know the Confidential Information in order for Consultant to perform its services hereunder or to provide professional advice to Consultant or Jon Kutler relating to Consultant’s investment in the Company. For purposes hereof, (i) “Confidential Information” shall mean all information in any and all medium which is confidential by its nature including, without limitation, data, technology, know-how, inventions, discoveries, designs, processes, formulations, models and/or trade and business secrets relating to any line of business in which the Company’s marketing and business plans relating to current, planned or nascent products; and (ii) “Representative” means, as to any person, such person's Affiliates and its and their directors, officers, employees, agents and advisors.

(b)           The Consultant shall not use Confidential Information for, or in connection with, the development, manufacture or use of any product or for any other purpose whatsoever except as and to the extent necessary for it to perform its obligations under this Agreement.

(c)           Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is in, or enters the public domain otherwise than by reason of breach hereof by the Consultant; (ii) is known by the Consultant at the time of disclosure thereof by the Company; or (iii) is rightfully transmitted or disclosed to the Consultant by a third party which is not known by the Consultant to owe any obligation of confidentiality with respect to such information.

(d)           All Confidential Information made available to, or received by, the Consultant shall remain the property of the Company, and no license or other rights in or to the Confidential Information is granted hereby.

(e)           All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company,  whether prepared by the Consultant or otherwise coming into its possession, and whether classified as Confidential Information or not, shall remain the exclusive property of the Company. Upon termination or expiration of this Agreement, or upon request by the Company, except as may be otherwise required by law, regulation, legal process or regulatory authority, the Consultant shall (a) promptly turn over to the Company all such files, records, reports, analyses, documents, and other material of any kind concerning the Company which the Consultant obtained or received and (b) destroy any such items that Consultant or its Representatives have prepared which contain Confidential Information.

(f)           Confidential Information shall not include information brought to the Company by the Consultant, where the Company does not subsequently utilize such information in the ordinary course of its business (including as a result of changes to its business).

(g)           The provisions of this Section shall survive the termination of this Agreement. The Consultant acknowledges that the provisions set forth in this Section of this Agreement are fair and reasonable.

6.           Miscellaneous.

(a)           This Agreement shall inure to the benefit of the Company, the Consultant and their respective successors and assigns.

(b)           This Agreement shall be subject to, governed by and construed in accordance with, the laws of the State of New York without regard to conflicts of law provisions and principles of that State, and the courts located in Manhattan, New York shall have exclusive jurisdiction of any dispute hereunder.

(c)           This Agreement and the Stock Purchase Agreement and Registration Rights Agreement between the parties hereto contain the entire agreement between the Consultant and the Company with respect to all matters relating to the Consultant’s retention by the Company and will supersede and replace all prior agreements, written or oral, between the parties relating to the terms or conditions of Consultant’s retention.

(d)           Neither the Consultant nor the Company will be deemed to have made any representation, warranty, covenant or agreement except for those expressly set forth herein.

If the foregoing satisfactorily reflects the mutual understanding between you and the Company, kindly sign and return to the Company the enclosed copy of this letter. On behalf of the Company, I want to take this opportunity to state that we look forward to our working relationship with you.

Very truly yours,

AROTECH CORPORATION

By:	/s/ Steven Esses
Steven Esses
President and CEO

ACCEPTED AND AGREED:

ADMIRALTY PARTNERS, INC.

By:        /s/ Jon B. Kutler
Name:   Jon B. Kutler
Title:     Chairman and CEO